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                                 September 18, 2002

Owens-Illinois, Inc.
One Seagate
Toledo, Ohio 43666

       Re: Owens-Illinois, Inc. Registration Statement (No. 333-______) on Form S-3;
           8,000,000 shares of Common Stock, par value $.01 per share

Ladies and Gentlemen:

    In connection with the registration by Owens-Illinois, Inc., a Delaware corporation (the "Company"), of 8,000,000 shares of common stock of the Company, par value $0.01 per share (the "Shares"), to be issued pursuant to the Company's 1997 Amended and Restated Equity Participation Plan (the "Plan"), under the Securities Act of 1933, as amended (the "Act"), on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on September 18, 2002, (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

    In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

    In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

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 September 18, 2002

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     We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

     Subject to the foregoing, it is our opinion that, as of the date hereof, the Shares have been duly authorized, and, upon the issuance of and payment for the Shares in accordance with the terms set forth in the Plan, the shares will be validly issued, fully paid and nonassessable.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

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                                                       Very truly yours,

                                                       /s/ LATHAM & WATKINS
                                                       Latham & Watkins
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